Exhibit 99

Form 4 Joint Filer Information

Name of Joint Filer:

Waterfield Capital LLC (Former 10% owner - Exit filing)

Address: P.O. Box 12925, Fort Wayne, IN 46866

Issuer and Ticker Symbol: White River Capital, Inc. (WRVC)

Date of Event Requiring Reporting: 8/31/05

Signatures:

Waterfield Capital LLC

By:	/s/ Richard D. Waterfield
Richard D. Waterfield, Voting Member